SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported): July 26, 2002 (July 24, 2002)

                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


          Delaware                    I-91                  43-0337683
----------------------------    ---------------       -----------------------
  (State of Incorporation)        (Commission             (IRS Employer
                                  File Number)         Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                         -------------------------------
                         (Registrant's telephone number)

Item 5. Other Matters

     On July 24, 2002, the Company announced operating results for the second quarter and first half of 2002.

     Net sales for the second quarter of 2002 were $604.5 million, compared with $459.6 million in the second quarter of 2001, an increase of 31.5%. Net sales for the first half of 2002 were $1,239.0 million, compared with $965.8 million in the first half of 2001, an increase of 28.3%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the Company acquired as of the close of business on December 28, 2001, the Company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 10.6% in the quarter and 7.7% in the first half.

     Net earnings for the second quarter were $32.1 million as compared to $1.6 million in the second quarter of last year. Diluted net earnings per common share were $0.57 as compared to $0.03 in the second quarter of 2001. Excluding all asset impairment and other restructuring charges recorded in the second quarter of 2001, the Company's diluted net earnings per common share in that quarter would have been $0.27. Effective January 1, 2002, the Company adopted FAS #142, which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the second quarter of 2001, and excluding the asset impairment and restructuring charges mentioned above, net earnings per common share in the quarter would have been $0.33, indicating a 72.7% increase in 2002 earnings versus the comparable period in 2001.

     Net earnings for the first half of 2002 were $64.9 million or $1.15 per diluted common share as compared to $21.3 million or $0.42 per diluted common share in the first half of 2001. Had FAS #142 been effective in the first half of 2001, and excluding the asset impairment and restructuring charges mentioned above, net earnings per common share in that half would have been $0.78, and net earnings per common share in the half just ended would have represented a 47.4% increase.

     The Company also announced that its current projections for earnings per share in the third quarter is 48 to 52 cents and for the full year 2002 is in the $2.25 to $2.32 range.

Item 7. Financial Statements and Exhibits

     (c)  Exhibit

          99   Press Release, dated July 24, 2002

                                    SIGNATURE
                                    ---------




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    Furniture Brands International, Inc.




                            By:     /s/Steven W. Alstadt
                                -------------------------------
                                    Steven W. Alstadt
                                    Controller and Chief Accounting Officer





Dated: July 26, 2002

INFORMATION
-----------
 101 South Hanley Road
 St. Louis, Missouri  63105
 314-863-1100
                                                      FOR IMMEDIATE RELEASE


         FURNITURE BRANDS INTERNATIONAL REPORTS $0.57 EARNINGS PER SHARE
                         FOR THE SECOND QUARTER OF 2002
           COMPANY REPAYS $49 MILLION OF LONG-TERM DEBT IN FIRST HALF
--------------------------------------------------------------------------------

St. Louis, Missouri, July 24, 2002 -- Furniture Brands International (NYSE:FBN) announced today its financial results for the second quarter and first half of 2002.

Net Sales
----------

Net sales for the second quarter of 2002 were $604.5 million, compared with $459.6 million in the second quarter of 2001, an increase of 31.5%. Net sales for the first half of 2002 were $1,239.0 million, compared with $965.8 million in the first half of 2001, an increase of 28.3%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the company acquired as of the close of business on December 28, 2001, the company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 10.6% in the quarter and 7.7% in the first half.

Net Earnings
-------------

Net earnings for the second quarter were $32.1 million as compared to $1.6 million in the second quarter of last year. Diluted net earnings per common share were $0.57 as compared to $0.03 in the second quarter of 2001. Excluding all asset impairment and other restructuring charges recorded in the second quarter of 2001, the company's diluted net earnings per common share in that quarter would have been $0.27. Effective January 1, 2002, the company adopted FAS #142, which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the second quarter of 2001, and excluding the asset impairment and restructuring charges mentioned above, net earnings per common share in the quarter would have been $0.33, indicating a 72.7% increase in 2002 earnings versus the comparable period in 2001.

Net earnings for the first half of 2002 were $64.9 million or $1.15 per diluted common share as compared to $21.3 million or $0.42 per diluted common share in the first half of 2001. Had FAS #142 been effective in the first half of 2001, and excluding the asset impairment and restructuring charges mentioned above, diluted net earnings per common share in that half would have been $0.78, and net earnings per common share in the half just ended would have represented a 47.4% increase.

Management Comments
--------------------

"We are pleased to report excellent quarterly results, both in sales and in net earnings," stated W. G. (Mickey) Holliman, Chairman, President and Chief Executive Officer. "With only half our businesses showing favorable sales gains, we have again been able to post an attractive year-over-year increase in our net earnings and earnings per share, a result of the aggressive cost-control programs we have undertaken and the beneficial effects of our offshore sourcing initiatives. Assuming no favorable change in business conditions in the second half, we should continue to see meaningful year-over-year increases in net earnings and net earnings per common share.

"Additionally, we had another good quarter in terms of operating cash flow. Despite significant income tax payments and over $20 million in capital expenditures, we were able to reduce our long-term debt by $18.2 million during the quarter and by $49 million in the year's first half. At the end of the quarter, our debt-to-book capitalization was 32.4%, modestly over our targeted objective of 30%. We continue to be encouraged by the company's ability to generate substantial cash flow from operations.

"Finally, a divergence continues to exist between the strength of business in our middle-price product offerings and those at the higher-end," Mr. Holliman continued. "Order trends and shipments at Broyhill and Lane have been and continue to be strong since the start of the year, driven by good business and the capture of market share by both companies in a consolidating industry. At the upper-end, however, which includes Thomasville, Henredon, Drexel Heritage and Maitland-Smith, incoming orders are flat to slightly positive compared with last year. To date, we have seen no sustained increase in those orders which would lead us to conclude that the upper-end business will improve in the third quarter."

Outlook
--------

Mr. Holliman concluded, "In April and again in early June, we expressed our belief that the soft business environment at the high-end would continue until the second half of this year, at which point we expected to see strengthened business through the end of the year. Our previous assumptions included second half growth in the high-end sector of our business. Based upon current information, we now anticipate further delay in a recovery at the high-end.
Accordingly, we are revising our second half expectations to contemplate a continued flat business environment at the high-end throughout the balance of the year. Meanwhile, the pent-up demand in this market sector accumulates.

"We believe our third quarter net sales, seasonally the year's weakest, should be up 25% (4% to 6% excluding the acquisitions) from the same quarter last year and expect our third quarter earnings per share to be in the $0.48 to $0.52 range. We are revising our full-year expectation to a range from $2.25 to $2.32. As has been our practice, we will provide an update on our third quarter and full-year expectations in early September."


Furniture Brands International is America's largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company's expected earnings per share, the prospects for the overall business environment, and other statements containing the words "expects," "anticipates," "estimates," "believes," and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company's success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company's public releases and SEC reports, including but not limited to the most recent reports on Forms 10-Q and 10-K. The company also cautions investors that our forecast for the third quarter and the year 2002 represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Mr. Holliman will be interviewed with respect to this earnings release on CNBC's "Wake Up Call" at 5:40 a.m. (Central Time) on Thursday, July 25, 2002. A conference call will be held to discuss the second quarter results at 7:30 a.m. (Central Time) on July 25, 2002. The call can be accessed at www.streetevents.com, or on the company's website at www.furniturebrands.com.



                         FURNITURE BRANDS INTERNATIONAL

                         CONSOLIDATED OPERATING RESULTS
                     (Dollars in thousands except per share)
                                   (Unaudited)


                                                                       Three Months Ended                  Six Months Ended
                                                                          June 30,                             June 30,
                                                                      2002              2001               2002             2001
                                                                  ------------      ------------     --------------      ----------

   Net sales....................................................      $604,511          $459,648         $1,238,972      $  965,830
   Costs and expenses:
     Cost of operations.........................................       429,577           335,034            885,828         705,450
     Selling, general and administrative expenses...............       108,470            84,866            218,768         169,277
     Depreciation and amortization .............................        12,266            14,765             24,822          30,023
     Asset impairment charges...................................          -               18,000               -             18,000
                                                                   -------------      ----------         -----------     ----------
   Earnings from operations.....................................        54,198             6,983            109,554          43,080

   Interest expense.............................................         5,492             5,539             11,094          12,308
   Other income, net............................................           996               610              2,070           1,419
                                                                   -------------      ----------         -----------     ----------
   Earnings before income tax expense...........................        49,702             2,054            100,530          32,191
   Income tax expense...........................................        17,617               407             35,674          10,863
                                                                   -------------      ----------         -----------     ----------
   Net earnings.................................................    $   32,085         $   1,647         $   64,856      $   21,328
                                                                   ============       ==========         ===========     ==========

   Net earnings per common share (diluted)......................        $ 0.57            $ 0.03             $ 1.15          $ 0.42
                                                                        ======            ======             ======          ======

   Average diluted common shares
     outstanding (in thousands).................................        56,698            51,214             56,570          51,149
                                                                        ======            ======             ======          ======




Note:Effective   January  1,  2002,  the  company   adopted  FAS  142  regarding
     amortization of goodwill and other  intangible  assets.  If this accounting change had  occurred  effective  January 1, 2001,  the  company  would have reported  diluted net  earnings per common share of $0.09 and $0.53 for the three-month and six-month periods ended June 30, 2001, respectively.




                         FURNITURE BRANDS INTERNATIONAL

                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)
                                   (Unaudited)




                                                                                        June 30,           December 31,
                                                                                            2002                   2001
                                                                               -----------------      -----------------
Assets

Current assets:
  Cash and cash equivalents.........................................               $      14,606           $     15,707
  Receivables, net..................................................                     394,804                359,493
  Inventories.......................................................                     393,295                369,773
  Prepaid expenses and other current assets.........................                      31,292                 33,742
                                                                                   -------------          -------------
    Total current assets............................................                     833,997                778,715
Net property, plant and equipment ..................................                     333,082                321,640
Intangible assets...................................................                     359,043                367,305
Other assets........................................................                      40,195                 35,829
                                                                                   -------------          -------------
                                                                                      $1,566,317             $1,503,489
                                                                                   =============          =============

Liabilities and Shareholders' Equity

Current liabilities:
  Accrued interest expense .........................................                $      3,216           $      2,805
  Accounts payable and other accrued expenses ......................                     194,595                172,490
                                                                                    ------------            -----------
    Total current liabilities.......................................                     197,811                175,295
Long-term debt .....................................................                     405,400                454,400
Other long-term liabilities.........................................                     118,506                114,135

Shareholders' equity ...............................................                     844,600                759,659
                                                                                    ------------           ------------
                                                                                      $1,566,317             $1,503,489
                                                                                    ============           ============


